EXHIBIT 99.1

FOR RELEASE September 25, 2013

SOURCE: Uni-Pixel, Inc.

UniBoss Touch Sensor Film Rebranded as InTouch SensorsTM
UniPixel and Kodak Report Significant Progress in Commercialization and Manufacturing of Next Generation Touch-Screen Sensors

ROCHESTER, N.Y. and THE WOODLANDS, T.X., September 25 – UniPixel, Inc. (NASDAQ: UNXL) and Kodak have made significant progress in their joint effort to commercialize and manufacture UniPixel’s next-generation touch-screen sensors, including product rebranding.

InTouch Sensors™ is UniPixel’s newly developed and named pro-cap, multi-touch sensor film, previously named after the UniBoss™ manufacturing process. Kodak and UniPixel have further cobranded this new name as “InTouch Sensors™ Powered by Kodak,” which reflects the synergistic contributions the companies bring to this new touch-screen sensor solution.

Recent developments include:

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Strong overall market interest—The global market introduction of InTouch Sensors™ is driven by the multi-million dollar preferred price and capacity licenses executed with two Fortune 100 companies. The product continues to gain interest throughout the entire touch module market segment with numerous active customer engagements and requests for price and delivery terms for smart phones, tablets, ultrabooks, notebooks and all-in-one touch sensor solutions.

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Commercial production trials underway—Two new plating lines that were recently delivered to UniPixel’s Texas facility have been calibrated to support the UniBoss™ production process, bringing the total number of plating lines that are now being used for commercial production trials to three.

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Ramped up equipment capacity at Kodak’s Rochester, New York Facility— The recent installation of the first printing line at the Eastman Business Park in the Rochester facility further advances the schedule, with four plating lines and two printing lines to be operational by the fourth quarter of 2013. Kodak and UniPixel are planning to build out equipment capacity throughout 2014 to support anticipated increasing demand, and are planning to expand the Rochester site by adding additional plating lines while increasing throughput via continuous process improvement.

Kodak CEO Antonio M. Perez said: “Working together, Kodak and UniPixel are quickly approaching the global market rollout of a functionally printed touch-screen sensor. In light of the initial interest for this product, we believe this solution has the potential to shake up this large and growing market. The superior technologies that both companies are contributing to this product will enable us to produce and deliver touch-screen sensors at the very highest level of quality, durability and value. ‘InTouch Sensors™ Powered by Kodak’ exemplify the kind of breakthrough solutions you can expect from the new Kodak.”

Reed Killion, president and CEO of UniPixel, said: “Our sensor rebranding aligns with the ramp-up of equipment capacity to meet licensing agreement milestones and the anticipated demand for InTouch Sensors™ to be used in a wide variety of devices. We believe the brand ‘InTouch Sensors’ will become synonymous with quality, price and performance. The name of Kodak in the tagline reveals the important role our technology, development, and manufacturer partner is playing in UniPixel’s touch-screen sensors.

“Given the substantial resources Kodak has applied to supporting our efforts, we remain on track to begin commercial production in the fourth quarter of 2013, and then ramp production volumes throughout 2014. With the unmatched capabilities of our touch sensor technology, and the strength and support of Kodak and UniPixel’s other global partners, we look forward to making the commercial rollout of InTouch Sensors a success over the weeks and months ahead.”

Under the new InTouch Sensors brand, UniPixel and Kodak are in the process of bringing to market a touch-sensor with a price and performance curve that is unmatched in the industry. InTouch Sensors offer the unique advantages of metal mesh touch-sensors based on an additive, roll-to-roll, flexible electronics process as compared to the traditional subtractive ITO-based and subtractive ITO replacement-based touch-sensor solutions. These advantages include higher touch sensitivity, improved touch distinction, better durability, significantly higher conductivity, extensibility to a greater number of sizes and form factors, and faster sensing speeds.

The UniBoss additive manufacturing process is more efficient and sustainable, promising lower production costs contrasted with standard ITO-based touch technology due to lower material costs, fewer steps in the manufacturing process and a more simplified supply chain.

UniPixel is leveraging its manufacturing and supply chain agreement with Kodak for supply chain management, quality systems, as well as lab access and related resources for defect analysis, data collection, processing and metrology for commercial production. Additionally, Kodak research and development resources are working with UniPixel to integrate Kodak technologies such as high resolution deposition and material formulation expertise into the InTouch manufacturing process.

UniPixel and Kodak have begun discussions with several manufacturing companies in Asia that have expressed strong interest in setting up manufacturing capabilities for InTouch Sensors in their respective countries. “The terms and conditions of any potential agreements will depend on the volume commitments, geography, and strategic contribution of any partners, all of which will impact the funding and exclusivity of the relationship,” said Killion.

About Kodak
Kodak is a technology company focused on imaging for business. Kodak serves customers with disruptive technologies and breakthrough solutions for the product goods packaging, graphic communications and functional printing industries. The company also offers leading products and services in Entertainment Imaging and Commercial Films. For additional information on Kodak, visit kodak.com.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with line widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™, InTouch Sensors™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Kodak Media Contact:
Christopher Veronda
Eastman Kodak Company
Tel +1 585-724-4513
christopher.veronda@kodak.com

UniPixel Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

UniPixel Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com